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                                    FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                         NATIONAL WIRELESS HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                52-1869023
               --------------------------------------------------------
               (State of incorporation                (I.R.S. Employer
                or organization)                    Identification No.)

          500 108th Avenue, NE, Suite 2600, Bellevue, Washington 98004
          ------------------------------------------------------------
           (Address of principal executive offices)        (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                      ----

Securities to be registered pursuant to Section 12(g) of the Act:

               Rights to Purchase Series A Junior Preferred Stock
               --------------------------------------------------
                                (Title of class)


Item 1. Description of Registrant's Securities to be Registered.

         The information required by this item is incorporated herein by reference to Item 5.A. of Registrant's Form 8-K dated December 12, 1996. The description of the Rights so incorporated does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement (and the exhibits thereto), which are hereby incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated December 12, 1996.


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Item 2. Exhibits.

         The following documents:

                  a. Rights Agreement dated as of December 12, 1996, between National Wireless Holdings Inc. and Continental Stock Transfer and Trust Company, as Rights Agent,

                  b. Exhibit A to the Rights Agreement dated as of December 12, 1996, between National Wireless Holdings Inc. and Continental Stock Transfer and Trust Company, as Rights Agent, the Form of Certificate of Designations designating the relative rights, preferences and limitations of the Series A Junior Preferred Stock,

                  c. Exhibit B to the Rights Agreement dated as of December 12, 1996, between National Wireless Holdings Inc. and Continental Stock Transfer and Trust Company, as Rights Agent, the Form of Right Certificate, and

                  d. Exhibit C to the Rights Agreement dated as of December 12, 1996, between National Wireless Holdings Inc. and Continental Stock Transfer and Trust Company, as Rights Agent, the Summary of Rights to Purchase Preferred Shares

are hereby incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated December 12, 1996.


SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


NATIONAL WIRELESS HOLDINGS INC.


Date:  January 29, 1999


By: /s/ Terrence S. Cassidy
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    Terrence S. Cassidy, Principal Executive Officer
    and Principal Accounting Officer




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